UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2008 (April 17, 2008)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On April 17, 2008, Healthcare Realty Trust Incorporated (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Company’s Credit Agreement (as amended, the “Credit Agreement”) by and among the Company, Bank of America, N.A., as Administrative Agent, and the various lenders identified therein. The Amendment modifies certain financial covenants and has the effect of providing the Company full borrowing capacity under the $400 million Credit Agreement.
          The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
10.1	Amendment No. 2, dated as of April 17, 2008, to that certain Credit Agreement, dated as of January 25, 2006, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named therein.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: April 21, 2008

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